SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                           CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            May 3, 2017
                          Date of Report
                (Date of Earliest Event Reported)

                CHINA BIOTECH HOLDINGS LIMITED
         (Exact Name of Registrant as Specified in its Charter)

            AGATE  ISLAND ACQUISITION CORPORATION
     (Former Name of Registrant as Specified in its Charter)

Delaware                    000-55631                  81-2310905
(State or other       (Commission File Number)       (IRS Employer
jurisdiction                                         Identification No.)
of incorporation)

                  China Biotech Company Corporation
                  17700 Castleton Street, Suite 583
                 City of Industry, California 91748
           (Address of principal executive offices) (zip code)

                       (011) 86 1851 838 8462
           (Registrant's telephone number, including area code

                        215 Apolena Avenue
                  Newport Beach, California 92662
          (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On May 4, 2017, Agate Island Acquisition Corporation (the "Registrant" or the "Company") issued 10,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 94.1% of the total outstanding 8,500,000 shares of common stock as follows:

               Tingting Chang           8,000,000

    With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On May 3, 2017, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant cancelled an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock valued at par.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on August 9, 2016 as amended and supplemented by the information contained in this report.

    The Registrant has been formed to concentrate on the research, development and sale of health products to promote resistence to Alzheimer's disease and elderly mental degradation and to assist cerebrovascular patient treatment and recovery. The Registrant intends to primarily focus on the health benefits that can be, and have been, derived from Acer Truncatum, a unique tree species native to China. The Registrant intends to develop seed oil from the tree that contains 6% nervonic acid for use in further medical research and as an additive to certain food products such as tea, spices and protein drinks to promote mental health and prevention of brain disease such as Alzheimer's, Parkinson's and aging degradation.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On May 3, 2017, the following events occurred:

         James M. Cassidy resigned as the Registrant's president, secretary and director.

         James McKillop resigned as the Registrant's vice president and irector.

         Tingting Chang was named Chief Executive Officer, Secretary and Chief Financial Officer of the Registrant.

    Tingting Chang serves as CEO, Secretary, Chief Financial Officer and sole director of the Registrant. Since 2013 to the present, Mr. Tingting worked at Beijing Acer Truncatum Century Agriculture Science Technology Co. From 2013 to 2016 he served as sales manager responsible for planning, implementing and directing the sales activities of the company including developing strategic plans, budget preparation and coordination of the sales teams. From 2016 to the present Mrs. Chang has served as CEO responsible for setting strategy and direction, modeling and setting the company's culture and values, leading and training the senior executive and allocating capital. In 2013, Mr. Tingting received a MSC degree in Technology and Innovation Management from Sussex University, the United Kingdom and in 2012 received a Bachelor of Arts degree in Product Design.


                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                             CHINA BIOTECH HOLDINGS LIMITED

Date: May 4, 2017            /s/ Tingting Chang
                             Chief Executive Officer